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                                                                 EXHIBIT (12)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                                 Years Ended December 31,
                                                             ------------------------------------------------------------

(In millions)                                                2001          2000          1999          1998          1997
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                            $ 2,293           632         4,831         3,965         3,793
  Fixed charges, excluding capitalized
    interest                                                3,734         4,963         3,751         3,504         2,526
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        Earnings                                (A)       $ 6,027         5,595         8,582         7,469         6,319
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Interest, excluding interest on deposits                  $ 3,581         4,828         3,645         3,395         2,420
One-third of rents                                            153           135           106           109           106
Capitalized interest                                           --            --            --            --            --
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        Fixed charges                           (B)       $ 3,734         4,963         3,751         3,504         2,526
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                               (A)/(B)          1.61 X        1.13          2.29          2.13          2.50
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INCLUDING INTEREST
  ON DEPOSITS
Pretax income from continuing
  operations                                              $ 2,293           632         4,831         3,965         3,793
Fixed charges, excluding capitalized
  interest                                                  8,478        10,232         7,805         7,820         6,674
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        Earnings                                (C)       $10,771        10,864        12,636        11,785        10,467
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Interest, including interest on deposits                  $ 8,325        10,097         7,699         7,711         6,568
One-third of rents                                            153           135           106           109           106
Capitalized interest                                           --            --            --            --            --
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        Fixed charges                           (D)       $ 8,478        10,232         7,805         7,820         6,674
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                               (C)/(D)          1.27 X        1.06          1.62          1.51          1.57
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